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EX-99.B7. (ii)

                         AUTOMATIC REINSURANCE AGREEMENT

                                     Between

                       METLIFE INVESTORS INSURANCE COMPANY

                                       and

                        EXETER REASSURANCE COMPANY, LTD.

                                AGREEMENT NO.____




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THIS REINSURANCE AGREEMENT (the "Agreement") is made as of June 26, 2001 by and between METLIFE INVESTORS INSURANCE COMPANY ("Cedent"), a life insurance corporation organized and existing under the laws of Missouri and having it's principal place of business at Newport Beach, CA, and EXETER REASSURANCE COMPANY, LTD. ("Reinsurer"), a life insurance corporation organized and existing under the laws of Bermuda and having its principal place of business at Clarendon House, 2 Church Street, Hamilton HM DX, Bermuda.

THE BACKGROUND OF THIS AGREEMENT is that the Reinsurer has heretofore assumed, as of the date hereof, quota share portions of certain ceded annuity contract liabilities on Riders, listed in the attached Schedules, (the "Reinsured Contract(s)") issued by MetLife Investors Insurance Company.

THIS AGREEMENT provides for the indemnity cession of a portion of the ceded liabilities of the Cedents with respect to the Reinsured Contracts and binds the Cedent and the Reinsurer and their successors and permitted assignees, respectively. This Agreement shall not create any right or legal relation whatever between the Reinsurer and any Cedent or any insured, owner, annuitant, beneficiary or other party to any Reinsured Contract.

THEREFORE, in consideration of the promises set forth in this Agreement, the parties agree as follows:

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                                    ARTICLE I

                               SCOPE OF AGREEMENT

A. This Agreement shall be effective as of April 1, 2001 (the "Effective Date"). The Cedent may cede and the Reinsurer may accept, as indemnity cessions hereunder, proposed Reinsured Contracts that are issued by the Cedent on and after the Effective Date through June 30, 2001. While this Agreement continues in effect, the Cedent shall cede and the Reinsurer shall accept, as indemnity cessions hereunder, Reinsured Contracts that are issued by the Cedent on and after July 1, 2001.

B.       Guaranteed Minimum Death Benefit and Earnings Preservation Benefit

         1. The indemnity cession shall be the share of the MNAR (defined in Article IV) that is generated, prior to the termination of the Reinsurer's liability (defined in Article II), by the Guaranteed Minimum Death Benefit ("GMDB") and Earnings Preservation Benefit ("EPB") provisions of the Reinsured Contracts, as specified in Schedule A.

         2. The Reinsurer's maximum aggregate VNAR (defined in Article IV) liability has no calculated aggregate limit.

         3.       The Reinsurer's annual aggregate SCNAR and EEMNAR (defined in
                  Article IV) liability has no independently calculated annual aggregate liability limit.

         4. The Reinsurer's maximum MNAR liability on any individual life reinsured hereunder has no calculated aggregate limit.

         5. This Agreement covers only the Cedent's contractual liability for reinsured claims paid under variable annuity contract forms specified in Schedule A and supported by investment funds specified in Schedule B and its Amendments that were submitted to the Reinsurer in accordance with the terms of this Agreement as set forth in Article XV.

C.       Guaranteed Minimum Income Benefit

         1. The indemnity cession shall be the share of the IBNAR (defined in Article IV) that is generated prior to the termination of the Reinsurer's liability (defined in Article II), by the Guaranteed Minimum Income Benefit Rider (the "Income Program") provisions of the Reinsured Contracts, as specified in Schedule A.

         2.       The Reinsurer's maximum aggregate IBNAR (defined in Article
                  IV) liability incurred in any one calendar year has no calculated limit.

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         3.       The Reinsurer's maximum IBNAR liability on any individual life reinsured hereunder has no calculated limit.

         4. This Agreement covers only the Cedent's contractual liability for reinsured claims that are realized upon annuitization under the contractual terms of the Income Program within the variable annuity contract forms specified in Schedule A and supported by investment funds specified in Schedule B and its Amendments, that were submitted to the Reinsurer in accordance with the terms of this Agreement set forth in Article XV.

D.       Special Acceptances

         The Cedent may propose for special acceptance hereunder Reinsured Contract liabilities that are not automatically ceded hereunder for Spousal Continuances for GMDB as discussed under Article V, Paragraph I, and contracts with certain issue dates as set forth in Schedule A, Paragraph B. For a Special Acceptance, the Cedent shall report to the Reinsurer, as promptly as possible, each Reinsured Contract that is proposed for special acceptance, including proposed Reinsured Contracts that are pending acceptance by the Cedent. The Cedent shall provide information about each proposed Reinsured Contract in such scope and format as may be agreed. Unless notified of rejection or special cession rates within thirty (30) days, the proposed Reinsured Contract shall be deemed accepted as an indemnity cession in accordance with the terms and conditions specified herein.

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                                   ARTICLE II

                    COMMENCEMENT AND TERMINATION OF LIABILITY

A. On liabilities ceded under the terms of this Agreement, the liability of the Reinsurer shall commence simultaneously with that of the Cedent.

B. The liability of the Reinsurer for all ceded liabilities under this Agreement may terminate in accordance with:

         1. the Duration of Agreement provisions of this Agreement set forth in Article XX;

         2.       the termination provisions set forth within Article VI; or

         3.       the Recapture Privileges set forth in Article IX.

C.       Guaranteed Minimum Death Benefit and Earnings Preservation Benefit

         1. For an individual contract, the liability of the Reinsurer under this Agreement will terminate either in accordance with Paragraph B, above, or upon the earliest of the following occurrences defined in the contracts ceded hereunder:

                  a.       the date the owner elects to annuitize;

                  b.       surrender or termination of the contract;

                  c. the death of the owner or annuitant where such death triggers the payment of a contractual benefit, except when spousal continuance has been elected. On spousal continuance election, the Reinsurer's liability will be terminated upon death of the spouse; and

                  d. attainment of the maximum annuitization age or attained age 95, if earlier.

         2. The Reinsurer shall indemnify Reinsured Contract claims only on those deaths as to which the actual date of death is on or after the Effective Date.

D.       Guaranteed Minimum Income Benefit

         1. For an individual contract, the liability of the Reinsurer under this Agreement will terminate either in accordance with Paragraph B, above, or upon the earliest of the following occurrences defined in the contracts ceded hereunder:

                  a. the date the owner elects to annuitize pursuant to other than the Income Program;

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                  b.       surrender or termination of the contract;

                  c. the death of the owner or annuitant where such death triggers the payment of a contractual death benefit; thus, risks emanating after spousal continuances are not covered by this Agreement; and

                  d. attainment of the maximum annuitization age or attained age 95, if earlier.

         2. Upon annuitization under the Income Program, the liability of the Reinsurer shall terminate, subject to the payment of a benefit claim that may be due in accordance with the IBNAR calculation as set forth in Article IV.

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                                   ARTICLE III

                              ERRORS AND OMISSIONS

A. Any inadvertent errors or omissions on the part of one party occurring in connection with this Agreement or any transaction hereunder shall not relieve the other party from any liability to the first party that would have otherwise attached had such error or omission not occurred, provided that such error or omission is rectified as soon as practicable after discovery thereof.

B. The Reinsurer assumes no liability under this Agreement for any damages, fines, penalties, costs or expenses, or portion thereof, levied on or assessed against the Cedent by any court or regulatory body on the basis of negligence, oppression, malice, fraud, fault, wrongdoing or bad faith by the Cedent in connection with any claim or for any act or omission that is not consistent with the generally accepted practices and standards of the life insurance industry applicable at the time of such act or omission, unless the Reinsurer shall have received notice of and concurred with the actions taken or not taken by the Cedent that led to the levy or assessment, in which case the Reinsurer shall pay, as its share of such levy or assessment, the proportional amount determined by the ratio of reinsurance held by the Reinsurer to the total limit of liability under the Reinsured Contracts.

C. Each party will indemnify and hold the other party, its affiliates, directors, officers, employees and all other persons and entities acting on behalf of or under the control of any of them harmless from and against any and all claims, including reasonable attorneys fees and court costs, that result from any negligent, dishonest, malicious, fraudulent or criminal act or omission or arising out of or related to any incorrect representation, warranty or obligation of this Agreement or any failure or breach of this Agreement by the indemnifying party, its directors, officers, employees, other representatives or any other person or entity acting on behalf of or under the control of any of them.

D. In no event shall any party to this Agreement be liable to any other party for punitive, indirect or consequential damages arising under this Agreement for any cause whatsoever, whether or not such party has been advised or could have foreseen the possibility of such damages.

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                                   ARTICLE IV

                               NET AMOUNT AT RISK

GMDB AND EPB
------------

A. The MNAR (Mortality Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

         MNAR = VNAR + SCNAR + EEMNAR

         in which:

         VNAR (Variable Net Amount at Risk) = Maximum (a,b) multiplied by the Reinsurer's Percentage (defined in Schedule A) in which:

                  a = (Contractual Death Benefit - Account Value) and

                  b = 0

         SCNAR (Surrender Charge Net Amount at Risk) = Surrender Charges multiplied by the Reinsurer's Percentage

         EEMNAR (Earnings Enhancement Mortality Net Amount at Risk) = x% * Maximum (a,b) multiplied by the Reinsurer's Percentage where:

                  x% varies by issue age as described under the Death Benefits Ceded section of Schedule A

                  a = (Contractual Death Benefit - Total Purchase Payments Not Withdrawn)

                  b = 0

         SPOUSAL CONTINUANCES
         --------------------

         The Reinsurer will indemnify the Cedent for the Reinsurer's Percentage of the SCNAR realized upon death, consistent with the Cedent's indemnification, if any, of a Cedent as a result of the Cedent's waiver of surrender charges when the death benefit is paid out.

         The Reinsurer shall indemnify the Cedent for the Reinsurer's Percentage of surrender charges indemnified by the Cedent, if any, arising from additional premium deposits contributed by the spouse to the contract on or after the spousal continuance date; provided, however, that the attained age of the surviving spouse, as of the date of continuance, was less than age 81.

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         In no event will the Reinsurer indemnify surrender charges arising from the same premium deposits more than once.

B. The death benefit and the surrender charges will be as described in the variable annuity contract forms specified in Schedule A.

GMIB
----

C. The IBNAR (Income Benefit Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

         IBNAR = Maximum [(IBB * (MAPR/SAPR) - Account Value), 0] * Reinsurer's Percentage

         where:
         o        The INCOME BENEFIT BASE (IBB) is as defined in Schedule A
         o The MINIMUM ANNUITY PURCHASE RATE (MAPR) per $1000 is calculated using the following assumptions:
                Mortality Table                   Annuity 2000 (Exhibit I)
                Age Setback                       7 Years
                Mortality Improvement             None
                Unisex Blend:                     Sex distinct only
                Interest Rate:                    2.5% all years
                Expenses:                         None
                Premium Taxes:                    Applied by state of residence
                                                       and market
                Age:                              Attained age on exercise date
                Frequency of payment              Monthly

         Annuity form:

         1. Individual Basis: Limited to a Life Annuity with a Period Certain. The number of years of Period Certain is as defined below:

                AGE AT ANNUITIZATION                     PERIOD CERTAIN YEARS
                --------------------                     --------------------
                  Up to 79                                        10
                     80                                           9
                     81                                           8
                     82                                           7
                     83                                           6
                   84-85                                          5

         2.       Joint Basis: Limited to a Joint and 100% Survivor Annuity with
                               10- Year Period Certain

         o The SETTLEMENT ANNUITY PURCHASE RATE (SAPR) per $1000, which is used at time of annuitization for reinsurance claims settlement shall be equal to the fixed annuity purchase rate that the Cedent would provide to an annuitant in the same class.

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         Annuity form:

         1. Individual Basis: Limited to a Life Annuity with a Period Certain The number of years of Period Certain is as defined below:

                AGE AT ANNUITIZATION                     PERIOD CERTAIN YEARS
                --------------------                     --------------------
                  Up to 79                                        10
                     80                                           9
                     81                                           8
                     82                                           7
                     83                                           6
                   84-85                                          5

         2.       Joint Basis: Limited to a Joint and 100% Survivor Annuity with
                               10- Year Period Certain

D. Premium taxes will be applied on a consistent basis between the MAPR and SAPR to calculate the IBNAR.

E. The IBNAR for each contract ceded hereunder shall be calculated as of the last day of each calendar month prior to the termination of liability contingencies set forth in Article II.

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                                    ARTICLE V

                              REINSURANCE PREMIUMS

A. The total Reinsurance Premium for the business ceded hereunder is the sum of the GMDB Reinsurance Premium, the EPB Reinsurance Premium and the GMIB Reinsurance Premium, each of which is defined separately in this article.

B. The Reinsurance Premium rates and structure described above are subject to change in accordance with the criteria described in Article XV.

GMDB AND EPB
------------

C. The total GMDB Reinsurance Premium for the business ceded hereunder is the sum of the GMDB Reinsurance Premium and the EPB Reinsurance Premium, each of which is defined separately in this article.

GMDB CESSION PREMIUM
--------------------

D. The GMDB Reinsurance Premium is expressed in terms of basis points and is defined in Exhibit II.

E. The Cedent shall calculate, for each premium class, the Reinsurer's Percentage of the greater of the average aggregate GMDB value and the average aggregate account value for the reporting month. This value shall be applied to the GMDB Cession Premium rates per premium class on a 1/12th basis.

EPB CESSION PREMIUM
-------------------

F. The EPB Reinsurance Premium is an asset-based premium rate, expressed in terms of basis points, and is defined in Exhibit II.

G. The Cedent shall calculate, for each premium class, the Reinsurer's Percentage of the average aggregate account value for the reporting month. This value shall be applied to the annualized EPB reinsurance premium rates per premium class on a 1/12th basis. The total EPB Cession Premium due for the month is the sum of the premiums calculated for each premium class.

SPOUSAL CONTINUANCES
--------------------

H. Spousal continuances will be covered under this Agreement to the extent that the surviving spouse satisfies the issue age restrictions and benefit limitations, as described in Schedule A, at time of continuance, and shall be deemed to be terminations followed by subsequent new issues for purposes of calculating Reinsurance Premiums. The new reinsurance premium rate applied shall be based off the attained age of the surviving spouse at the time of election of spousal continuance. After the termination of this Agreement for new cessions, a spousal continuation of a Reinsured Contract may be ceded to this Agreement in accordance with the procedure set forth in Article I, Paragraph D.

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GMIB
----

I. The GMIB cession premium ("GMIB Reinsurance Premium") is an asset-based premium rate, expressed in terms of basis points, as set forth in
         Exhibit II, and shall be calculated on an aggregate basis.

J. The Cedent shall calculate the Reinsurer's Percentage of the greater of the average aggregate IBB value and the average aggregate account value for the reporting month. This value shall be applied to the annualized GMIB cession premium rates on a 1/12th basis.

                                    Page 11




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                                   ARTICLE VI

                           REINSURANCE ADMINISTRATION

A. Within thirty (30) days after the end of each calendar month, the Cedent shall take all reasonable and appropriate steps to furnish the Reinsurer with a seriatim electronic report, as detailed in Schedule C, for each Reinsured Contract, valued as of the last day of that month.

         On or before September 30, 2001, the Cedent shall provide the initial seriatim electronic report, which shall cover the period from the Effective Date hereof through August 31, 2001; provided, however, that the initial seriatim electronic report may omit Funding Vehicle Values by MorningStar designation. The Cedent shall provide complete seriatim electronic data, as required herein, on or before April 30, 2002. Failure to provide this information as required shall constitute a material breach within the scope of Article XX, Paragraph G.

B. Additionally, within thirty (30) days after the end of each calendar month the Cedent shall furnish the Reinsurer with a separate Summary Statement containing the following:

         1. Reinsurance Premiums due to the Reinsurer summarized separately for each premium class by GMDB, EPB, and Income Program, as shown in Exhibit II;

         2. benefit claim recoverables due to the Cedent in total and, if applicable, broken down by VNAR, SCNAR, and EEMNAR and Income Program; and

         3.       the month end date for the period covered by the Summary
                  Statement.

C. If the net balance is due to the Reinsurer, the Cedent shall remit the amount due with the Summary Statement, but no later than thirty (30) days after the month end date for the period covered by the Summary Statement. If the net balance is due to the Cedent, the Reinsurer shall remit the amount due to the Cedent within ten (10) days after receipt of the Summary Statement.

D. The payment of Reinsurance Premiums is a condition precedent to the liability of the Reinsurer under this Agreement. In the event that the Cedent does not pay the Reinsurance Premiums in a timely manner, as defined below, the Reinsurer may exercise the following rights:

         1. The Reinsurer shall charge interest if Reinsurance Premiums are not paid within thirty (30) days of the due date, as defined in Paragraph C of this Article. The interest rate charged shall be based on the ninety-(90) day federal Treasury Bill, as published in The Wall Street Journal on the first business day in the month following the due date of the Reinsurance Premiums, plus one hundred (100) basis points. The method of calculation shall be simple interest (360-day year).

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         2.       The Reinsurer may terminate this Agreement in the event that
                  Reinsurance Premium payments are more than sixty (60) days past due after the due date, as described in Paragraph C of this Article, by giving sixty (60) day written notice of termination to the Cedent. As of the close of the last day of this sixty-(60) day notice period, the Reinsurer's liability with respect to the ceded liabilities shall terminate. If all Reinsurance Premiums that are the subject of a sixty (60) day termination notice shall have been received by the Reinsurer within the time specified, the termination notice shall be deemed vacated and the Agreement shall remain in effect.

E. GMDB and EPB: The Reinsurer shall use the summary data in Schedule C to calculate and monitor its maximum VNAR liability throughout the calendar year. Until the receipt of the final report for the calendar year, the VNAR shall be estimated in accordance with reasonable actuarial methods that will approximate the actual amounts. Adjustments to benefit claim recoverables based upon such estimates will then be made to reflect actual amounts upon the receipt of the final report for the calendar year.

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                                   ARTICLE VII

                              SETTLEMENT OF CLAIMS

A. GMDB and EPB: The Reinsurer shall indemnify the Cedent under this Agreement only for benefit claims that the Cedent paid to the Cedent as contractually required under a Reinsured Contract with respect to deaths that occur on or after the Effective Date, subject to the liability limitations described in Article I.

         GMIB: The Reinsurer shall indemnify the Cedent under this Agreement only for benefit claims that the Cedent paid to the Cedent as contractually required under a Reinsured Contract on or after the expiration of the waiting period and upon annuitization under the terms of the Income Program where such events occur, on the policies reinsured hereunder, on or after the Effective Date, subject to the liability limitations described in Article I.

B. In the event that the Cedent provides satisfactory proof of claim liability to the Reinsurer, benefit claim settlements made by a Cedent and accepted by the Cedent shall be unconditionally binding on the Reinsurer. The Cendent shall report all approved benefit claims in bordereau including cause of death, as available, in such format as may be agreed to from time to time.

C. GMDB and EPB: Within thirty (30) days after the end of each calendar month, the Cedent shall notify the Reinsurer of the ceded contractual death benefit claims paid in respect of Reinsured Contracts in that month, based on the net amount at risk definition, set forth in Article IV, and the Reinsurer shall indemnify the Cedent as provided in Article VI for the ceded benefit claim liabilities.

         GMIB: Within thirty (30) days of the end of each calendar month, the Cedent shall notify the Reinsurer of the ceded contractual Income Program benefits paid in respect of Reinsured Contracts in that month, based on the IBNAR definition set forth in Article IV, and the Reinsurer shall indemnify the Cedent as provided in Article VI for the ceded benefits.

D. In no event will the Reinsurer be liable for expense incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to Reinsured Contract proceeds or benefits.

E. Settlements hereunder by the Reinsurer shall be made in a lump sum regardless of the mode of payment made by the Cedent.

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                                  ARTICLE VIII

                                    RESERVES

A. The Reinsurer shall hold and report in its statutory financial statements reserves (the "Reserves") with respect to liabilities ceded under this Agreement in amounts equal to or greater than those required by the state in which its statement is filed.

B. If required by the Cedent, as a condition of securing ceded reinsurance statement credit for a Cedent with respect to Reinsured Contracts, the Reinsurer shall contractually require any subsequent reinsurers to hold and report in their statutory financial statements reserves in amounts equal to or greater than those that would have been required of the Reinsurer.

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                                   ARTICLE IX

                              RECAPTURE PRIVILEGES

A. The Cedent may recapture existing cessions in force in accordance with the following rules:

         1. The Cedent shall notify the Reinsurer of its intention to recapture at least ninety (90) days prior to any recapture.

         2. The Cedent may not recapture a cession unless this Agreement shall have been in force for fifteen (15) years, as measured from the Effective Date until the date of recapture.

         3. The recapture shall apply to all cessions in force under this Agreement.

         4. The recapture shall be mutually agreed upon by the Cedent and the Reinsurer.

         5. Recapture shall take place ratably over a thirty-six (36) month period (i.e., each month, the initial percentage reduces 2.78% times the initial percentage). The election to recapture shall be irrevocable.

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                                    ARTICLE X

                              INSPECTION OF RECORDS

A. The Reinsurer and the Cedent and their employees and authorized representatives, respectively, may audit, inspect and examine, during regular business hours, at the home office of the other party, provided that reasonable advance notice has been given, any and all books, records, statements, correspondence, reports, and their related documents or other documents that relate to Reinsured Contracts.

B. The audited, inspected or examined party shall provide a reasonable work space for such audit, inspection or examination, cooperate fully and disclose the existence of and produce any and all necessary and reasonable materials requested by such auditors, investigators or examiners. Each party will bear its own audit expenses.

C. All such information, including audit, inspection and examination reports and analyses, shall be kept confidential as provided herein.

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                                   ARTICLE XI

                                   INSOLVENCY

A. In the event of the insolvency of the Cedent, any amount payable hereunder shall be paid by the Reinsurer pursuant to the terms of this Agreement will be made directly to the Cedent or its conservator, liquidator, receiver or statutory successor. The reinsurance will be payable by the Reinsurer on the basis of the liability of the Cedent under the Reinsured Contracts without diminution because of such insolvency.

B. The conservator, liquidator, receiver or statutory successor of the Cedent will give the Reinsurer written notice of the pendency of a claim against the Cedent on any policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding.

C. During the pendency of any such claim, the Reinsurer may investigate such claim and interpose in the Cedent's name or in the name of the Cedent's conservator, liquidator, receiver or statutory successor, in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Cedent or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Cedent as a part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Cedent solely as a result of the defense undertaken by the Reinsurer.

D. In the event of the Reinsurer's insolvency, as defined below, this Agreement will be terminated with respect to all cessions that occurred on or after the date of the insolvency. The liability of the Reinsurer hereunder shall continue with respect to cessions that occurred prior to the date of the insolvency and are subject to the payment of a Terminal Accounting and Settlement.

E.       Insolvency, for purposes of the preceding paragraph, is defined to be:

         1. the filing of a voluntary petition for liquidation by or on behalf of the Reinsurer;

         2.       any assignment for the benefit of creditors; or

         3. the appointment of a conservator, liquidator, receiver or statutory successor to conserve or administer the Reinsurer's properties or assets

         The effective date of such termination will be the date of the earliest of (1), (2) or (3).

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                                   ARTICLE XII

                                   NEGOTIATION

A. Within ten (10) days after one of the parties shall have given to the other a first written notice of a specific dispute, each party shall designate an officer to seek a negotiated settlement. The designated officers shall promptly meet at an agreed location and negotiate in good faith.

B. If the officers cannot resolve the dispute within thirty (30) days after their first meeting, either party may commence arbitration proceedings. The parties may, however, agree, at any time to forego or terminate negotiations and proceed immediately to arbitration or to extend negotiations for an additional time certain.

C. All rights shall be reserved to each party pending a settlement of a dispute and no admissions, offers or other actions taken in such negotiations in efforts to effect a voluntary settlement of the disputed matter shall be admissible in any subsequent arbitration proceedings.

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                                  ARTICLE XIII

                                   ARBITRATION

A. All disputes and differences between the parties will be decided by arbitration, regardless of the insolvency of either party, unless the liquidator, receiver or statutory successor is specifically exempted from an arbitration proceeding by applicable law.

B. Either party may initiate arbitration by providing written notification to the other party that sets forth (a) a brief statement of the issue(s); (b) the failure of the parties to reach agreement; and (c) the date of the demand for arbitration.

C. The arbitration panel shall consist of three arbitrators who must be impartial and each of whom must, at that time, either be accredited as an arbitrator by ARIAS-US or be an active or former officer of a life insurance or reinsurance companies other than the parties or their affiliates.

D. Each party shall select an arbitrator within thirty (30) days from the date of the demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten (10) days, the arbitrator will appoint an arbitrator on its behalf. The two (2) arbitrators shall select the third arbitrator, who must also be, at that time, accredited by ARIAS-US as an Umpire, within thirty (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed, the Umpire Selection Procedures of ARIAS-US, as in force at that time, shall be used to select the third arbitrator.

E. The arbitrators shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall consider equitable principles as well as industry custom and practice regarding the applicable insurance and reinsurance business. The arbitrators are released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

F. The arbitrators shall determine all arbitration schedules and procedural rules and may, in their discretion, use applicable ARIAS-US forms and procedures. Organizational and other meetings will be held in New York, NY, unless the arbitrators shall otherwise provide. The arbitrators shall decide all matters by majority vote.

G. The decisions of the arbitrators shall be final and binding on both parties. The arbitrators may, in their discretion, award costs and expenses as they deem appropriate, including but not limited to legal fees and interest. Judgment may be entered upon the final decisions of the arbitrators in any court of competent jurisdiction. The arbitrators may not award any exemplary or punitive damages.

H. Unless the arbitrators shall provide otherwise, each party will be responsible for (a) all fees and expenses charged by its respective counsel, accountants, actuaries and other representatives in connection with the arbitration and (b) one-half of the expenses of the arbitration, including the fees of the arbitrators.

                                   ARTICLE XIV

                          RIGHT TO OFFSET BALANCES DUE

All moneys due either the Cedent or the Reinsurer under this Agreement shall be offset against each other, dollar for dollar, regardless of any insolvency of the other party.

                                   ARTICLE XV

                          CONTRACT AND PROGRAM CHANGES

A. The Cedent may amend, substitute, add or delete variable investment funds to the investment options supporting the annuity contracts as described in the contract general provisions. The Cedent shall make no such change without prior notification to the Reinsurer, which notification shall be promptly forwarded to the Reinsurer, and without the prior approval of the Securities and Exchange Commission (SEC) or applicable self-regulatory body approval, if necessary. The Cedent shall provide thirty (30) days prior written notice to the Reinsurer, unless otherwise agreed to by the Cedent and the Reinsurer, of any proposed change in the investment options supporting Reinsured Contracts. The Cedent shall maintain a reasonable selection of core investment options with characteristics similar to those listed in Schedule B.

B. The Cedent shall give the Reinsurer thirty (30) days prior written notice, unless otherwise agreed to by the Cedent and the Reinsurer, of any other accepted changes to the Reinsured Contracts relating to a Cedent's annuity product design and/or death benefit design, fees and charges, distribution systems and/or methods or addition of any riders to any Reinsured Contract forms.

C. The Cedent shall provide to the Reinsurer a copy of each general communication that the Cedent sends to contract holders in any state.

D. The Cedent shall simultaneously provide to the Reinsurer and any subsequent retrocessionaires, a copy of any notice of any proposed change in the investment options supporting Reinsured Contracts, and/or any other accepted changes to the Reinsured Contracts related to a Cedent's annuity product design and/or death benefit design, fees, charges, distributions systems and/or methods or additions of any riders to any Reinsured Contract forms.

                                   ARTICLE XVI

                                 CONFIDENTIALITY

A. Each party shall maintain the confidentiality of all information, including legally protected personal information pertaining to individuals, that is provided to it by the other party in connection with this Agreement; provided, however, that this obligation of confidentiality shall not apply (a) if and to the extent that disclosure is required by applicable law or any court, governmental agency or regulatory authority or by subpoena or discovery request in pending litigation; (b) if the information is or becomes available from public information (other than as a result of prior unauthorized disclosure by the disclosing party); (c) if the information is or was received from a third party not known by the disclosing party to be under a confidentiality obligation with regard to such information; or
         (d) if the information was in the possession of the disclosing party (having received such information on a non-confidential basis) other than by reason of the services performed pursuant to this Agreement; provided, further, that legally protected information shall not be disclosed or used in violation of applicable law.

B. In the event that either party becomes legally compelled to disclose any such confidential information, such party will give prompt written notice of that fact to the other party so that such other party may seek an appropriate remedy to prevent such disclosure; provided, however, that this provision shall not apply to information that is or otherwise becomes available to the public or that was previously available to the public on a non-confidential basis.

C. Information may be disclosed (duplicating is permitted for such disclosure) to a party's directors, officers, employees, agents, affiliates (excluding Reinsurance Group of America, Incorporated, as an affiliate of the Cedent) and external advisors and their directors, officers, employees, professional advisers, agents and rating agencies (collectively, the "Representatives") and all such Representatives shall be advised of the terms of this Agreement and each party shall be responsible for any breach of the terms of this Agreement by its Representatives.

                                  ARTICLE XVII

                                OTHER PROVISIONS

A. Notice. Written notices under this Agreement shall be effective when delivered to any party at the address provided herein:

         1.       If to the Cedent: Lisa Kuklinski-Ramirez

                  MetLife Investors Insurance Company
                  C/O Metropolitan Life Insurance Company
                  One Madison Avenue, Area 2H
                  New York, NY 10010
                  Phone: (212)578-1121      Fax: (212)578-9451

         2.       If to the Reinsurer:

                  Tony Bibbings, C.A., Agent
                  Exeter Reassurance Company, Ltd.
                  C/O Beacher Carlson Management, Ltd.
                  Continental Building
                  25 Church Street
                  P.O. Box HM 2461
                  Hamilton HM JX, Bermuda

         Either party may change its address by giving the other party written notice of its new address; provided, however, that any notice of a change of address shall be effective only upon receipt.

B. Administrative Communications and Payment Remittances. Each party shall, by written notice to the other, designate offices and depositaries for the receipt of administrative communications and payment remittances. Administrative communications and payments remittances shall be deemed delivered only upon actual receipt by the designated office or depositary, respectively.

C. Amendment and Non Waiver. Any change or modification of this Agreement shall be null and void unless made by amendment to the Agreement and signed by both parties. No waiver by either party of any default by the other party in the performance of any promise, term or condition of this Agreement shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement shall not constitute a waiver by such party of its right to do so, nor shall it be deemed to be an act of ratification or consent.

D. Assignment. This Agreement shall be binding on the parties and their respective successors and permitted assignees. This Agreement may not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld.

E. Reinsured Contract Assignments. The Cedent may, in its discretion and without the separate consent of the Reinsurer, accept a substitution of a majority-owned affiliate of Metropolitan Life Insurance Company in lieu of any Cedent as to any Reinsured Contract, whether by assumption reinsurance or otherwise, with the Reinsured Contract continuing in force unchanged, which substitution shall be binding on the Reinsurer.

F. Severability. In the event that any provision or term of this Agreement shall be held invalid, illegal or unenforceable, all of the other provisions and terms shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. In addition, if provisions or terms are held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate the Agreement to carry out its original intent.

G. Survival. All provisions of this Agreement shall, to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights hereunder, survive its termination.

H. Choice of Law, Forum and Consent to Service. This Agreement is subject to and is to be interpreted in accordance with the laws of the State of New York without regard to the New York choice of law rules. While the parties contemplate that all disputes will be decide through negotiation or arbitration as provided herein, in the event of any legal proceedings, the parties shall submit to the exclusive jurisdiction of courts of the State of New York and the United States of America located in the City of New York and shall abide by the final decision of such courts. Each party hereby designates the Superintendent of Insurance of the State of New York as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the other party arising out of the Agreement. Process accepted by the Superintendent on behalf of party shall be forwarded to that party at the address specified herein.

I. Settlements. Claim settlements made by the Cedent in good faith, including compromises, shall be unconditionally binding on the Reinsurer.

J. Payments. All reinsurance settlements and other payments will be effected through off-setting balances, electronic funds transfers or as the parties may otherwise agree to carry out the purposes of this Agreement.

K. Currency. All financial transactions under this Agreement shall be made in U. S. dollars.

L. Intermediaries. Each party represents that all negotiations relative to this Agreement and the transactions contemplated hereby, including any subsequent Assumption Reinsurance Agreement with respect to the Reinsured Contracts, have been carried out by the Cedent and the Reinsurer directly and without the intervention of any person in such manner as to give rise to any valid claim by any other person for a finder's fee, brokerage commission or similar payment.

M. Construction Rules. Each party represents that its has been represented by and relied on the advice of counsel of its choice in the negotiation and drafting of the Agreement. The parties affirm that their respective counsel have had a substantial role in the drafting and negotiation of this Agreement and, therefore, the rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any Schedule attached hereto.

N. Authority. Each party represents that it has full power and authority to enter into and to perform this Agreement and that the person signing this Agreement on its behalf has been properly authorized and empowered to do so. Each party further acknowledges that it has read this Agreement, understands it and agrees to be bound by it.

O. Changes. In the event the Cedent's liability to make any payment is changed due to a modification or cancellation of a Reinsured Contract, Reinsurer's liability to make any such payment shall also be changed in the same manner and to the same extent. In the event that the amount of liability provided by a Reinsured Contract is increased or reduced because of a misstatement of age or sex, the reinsurance liability of the Reinsurer shall be increased or reduced by the same amount. Any adjustments for this reason shall be made without interest.

P. Unreasonable Refusal of Agreement. Neither party, acting unreasonably, will withhold agreement to any discretionary action for the sole purpose of terminating this Agreement or otherwise frustrating its purpose.

Q. Independent Contractor. The parties shall be deemed to be independent contractors, each with full control over its respective business affairs and operations. This Agreement shall not be construed as a partnership or joint venture and neither party hereto shall be liable for any obligations incurred by the other party except as expressly provided herein.

R. Schedules, Exhibits and Captions. Schedules and Exhibits attached hereto are incorporated into this Agreement. Captions are provided for reference only.

S. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

T. The Cedent shall notify the Reinsurer in advance of entry into any amendment to the Reinsurance Agreement and, in the event that such amendment would materially change the ceded liabilities, the parties shall modify the provisions of this Agreement to restore the Reinsurer to its original position unless the parties shall agree otherwise.

                                  ARTICLE XVIII

                                ENTIRE AGREEMENT

This Agreement, together with Schedules A, B and C, and Exhibits I and II supercedes all prior discussions and agreements between the parties and constitutes their sole and entire agreement with respect to Reinsured Contracts and there are no understandings between the parties other than as expressed herein.

                                   ARTICLE XIX

                                     DAC TAX

A. The parties will make a joint election, in accordance with Treas. Reg. 1.848-2(g)(8), issued December 28, 1992, under ss. 848 of the Internal Revenue Code and the party with the net positive consideration under this Agreement will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitations of ss. 848(c)(1) of the Code;

         1. the election will take effect on the Effective Date and will remain in effect for all subsequent years that this Agreement remains in effect; and

         2. each party shall attach a schedule to its federal income tax return for its first taxable year ending after the election becomes effective that identifies the agreements (including this Agreement) for which joint elections have been made under this Regulation.

B.       Pursuant to this joint election:

         1. each party will exchange information pertaining to the amount of net consideration under this Agreement to assure consistency or as may otherwise be required by the Internal Revenue Service;

         2. Cedent will submit its calculation of the "net consideration" as defined under the above referenced regulation to Reinsurer not later than May 1 for each and every tax year for which this Agreement is in effect;

         3. Reinsurer may challenge such calculation within ten (10) working days of receipt of the Cedent's calculation; and

         4. the parties will act in good faith to reach agreement as to the correct amount of net consideration whenever there is disagreement as to the amount of net consideration as determined under Treas. Reg. 1.848-2(f).

C. Each party represents and warrants that it is subject to U. S. taxation under Subchapter L of Chapter 1 of the Code.

                                   ARTICLE XX

                              DURATION OF AGREEMENT

GMDB AND EPB
------------

A. Cessions may be made to this Agreement through June 30, 2004, subject to a limit of three billion dollars ($3,000,000,000) of total new considerations to the Reinsurer on the product(s) ceded hereunder; provided, however, that the parties may, by agreement, amend this Agreement at anytime to provide for cessions of ceded liabilities under Reinsured Contracts beyond or in excess of the limitations set forth herein.

B. Anytime on or after June 30, 2004, or anytime on or after the attainment of the limit for total new considerations described in Paragraph A, and upon ninety (90) days prior written notice, either the Cedent of the Reinsurer may cancel this Agreement for future cessions.

GMIB
----

C. Cessions may be made to this Agreement through June 30, 2004, subject to a limit of one billion dollars ($1,000,000,000) of total new considerations to the Reinsurer on the product(s) ceded hereunder; provided, however, that the parties may, by agreement, amend this Agreement at anytime to provide for cessions of ceded liabilities under Reinsured Contracts beyond or in excess of the limitations set forth herein.

D. Anytime on or after June 30, 2004, or anytime on or after attainment of the limit for total new considerations described in Paragraph C, and upon ninety (90) days written notice, either the Cedent or the Reinsurer may cancel this Agreement for future cessions as provided above.

GENERAL
-------

E. Except as otherwise provided herein, the Agreement shall be unlimited in duration but may be reduced or terminated for future cessions.

F. This Agreement shall remain in force as provided herein until the termination of the Cedent's liability on the Reinsured Contracts.

G. Either party may terminate this Agreement in the event that the other party is in material breach of the terms or conditions of this Agreement provided that the terminating party has notified the other party of the breach and the other party has not initiated the cure of such breach within thirty (30) days after such notice to be effectuated as promptly as possible.

H. In the event that a Cedent shall terminate a Reinsurance Agreement for the cession of new annuity contract liabilities because, in its discretion, after a good faith effort, it was unable to obtain regulatory credit for reinsurance ceded to the Reinsurance Agreement, this Agreement shall continue in effect, on a run-off basis, for all annuity contract liabilities ceded by that Cedent prior to the Reinsurance Agreement termination date; provided, however, that the Cedent has made a good faith effort to obtain regulatory credit for reinsurance ceded to the Reinsurance Agreement.

                                   ARTICLE XXI

                            NON-ADMITTED REINSURANCE

A. SECURITY REQUIREMENT. In the event that the Cedent shall, at any time, notify the Reinsurer of its determination that security for reinsurance recoverables hereunder is or may be necessary for the Cedent to obtain any associated regulatory statement credit for reinsurance ceded to this Agreement on account of the Reinsurer being neither admitted or accredited as a reinsurer, the Reinsurer shall establish a trust ("the Trust") in accordance with Section B of this Article or the Reinsurer shall provide a letter of credit (an "LOC") in accordance with Section C of this Article.

B.       TRUST AGREEMENT.

         1. Except as may be provided in Section C of this Article, the Cedent and the Reinsurer shall enter in to a Trust Agreement that complies with regulations of the domicilliary state of the Cedent, establishing a Trust Account for the benefit of the Cedent to cover the recoverables and/or Statutory Reserves attributable to the Reinsured Policies. The Trustee shall be a bank, acceptable to each party, that is organized in the United States; that is regulated, supervised and examined by federal or state banking regulatory authorities; and that meets any other applicable regulatory financial condition standards. The bank shall not be a parent, subsidiary or affiliate of the Cedent or Reinsurer.

         2. This Trust Agreement is intended to secure Annual Statement credit for reinsurance ceded by the Cedent to the Reinsurer in accordance with regulations of the domiciliary state of the Cedent and, in the event that the parties fail to enter into the Trust Agreement and fund the Trust Account, as provided herein, within five (5) working days after this Agreement shall have been signed by both parties, this Agreement, unless the parties otherwise provide, shall be null and void.

         3. Assets having a value at least equal to 102% of the Statutory Reserves attributable to the Reinsured Policies shall be deposited into the Trust Account and maintained at all times until its dissolution. Assets deposited in the Trust Account shall be valued according to their current fair market value, as determined under the statutory accounting rules of the domiciliary state of the Cedent, and shall consist only of cash (United States legal tender) and such domiciliary state statutorily permitted investments that are not issued by a parent, subsidiary or affiliate of either party.

         4. Prior to depositing assets with the Trustee, the Reinsurer shall execute assignments, endorsements in blank or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignment in order that the Cedent or the Trustee, upon direction of the Cedent, may, whenever, necessary, negotiate any such assets without consent or signature from the Reinsurer of an other person or entity, other than the Trustee, in accordance with the terms of the Trust Agreement.

         5. Assets in the Trust Account, established hereunder, may be withdrawn by the Cedent at any time, notwithstanding any other provisions of this Agreement, and shall be utilized and applied by the Cedent or any successor of the Company by operation of law, including without limitation any liquidator, rehabilitator, receiver or conservator of the Cedent, without diminution because of insolvency on the part of the Ceding Company or the Reinsurer, only for the following purposes:

                  i. to reimburse the Cedent for the Reinsurer's share of premiums returned to the owners of the Policies on account of cancellations of such Policies;

                  ii. to reimburse the Cedent for the Reinsurer's share of benefits claims paid by the Cedent under the terms and provisions of the Policies;

                  iii. to fund an account with the Cedent in an amount at least equal to the ceded reinsurance deduction from the Cedents Policy liabilities hereunder, which amount shall include, but not be limited to, reserves for benefit claims incurred (including benefit claims incurred but not reported)

                  iv. to pay any other amounts that the Cedent claims to be due hereunder

         6. With the approval of the Cedent, the Reinsurer may withdraw from the Trust Account all or any part of the assets contained therein and transfer such assets to the Reinsurer; provided

                  i. the Reinsurer shall, at the time of such withdrawal, replace the withdrawn assets with other qualified assets having a market value equal to the market value of the assets withdrawn so as to maintain the Trust Account at the required amount at all times; or

                  ii. after such withdrawals and transfers, the market value of the Trust Account is not less than 102% of the required amount.

                  The Cedent shall be the sole judge as to the application of this provision, but shall not unreasonably or arbitrarily withhold its approval.

         7. The Cedent will return any amounts drawn on the LOC in excess of the actual amounts required for subparagraphs (i), (ii) and
                  (iv) of paragraph 5 or, in the case of subparagraph (iii) of paragraph 5, any amounts that are subsequently determined not to be due. The Cedent will pay interest on amounts withdrawn in excess of the actual amount required under subparagraph
                  (iii) of paragraph 5 at a rate equal to the "Prime Rate" published in The Wall Street Journal (currently the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks), which rate shall be adjusted on the last day of each month; and

         8. All of the foregoing provisions are to be applied without diminution because of insolvency on the part of either party.

C.       LETTERS OF CREDIT.

         1. The Reinsurer will provide an LOC that complies with regulations of the domiciliary state of the Cedent.

         2. The Reinsurer shall be the LOC applicant. The Trustee shall be a bank, acceptable to each party, that is organized in the United States; that is regulated, supervised and examined by federal or state banking regulatory authorities; and that meets National Association of Insurance Commissioners-Securities Valuation Office standards for acceptable LOC issuance. The bank shall not be a parent, subsidiary or affiliate of the Cedent or Reinsurer.

         3. The LOC may be drawn at any time, notwithstanding any other provisions herein and may be utilized by the Cedent or any successor by operation of law, including without limitation any liquidator, rehabilitator or receiver of the Cedent for the following purposes:

                  i. to reimburse the Cedent for the Reinsurer's share of Policy premiums returned on account of cancellations;

                  ii. to reimburse the Cedent for the Reinsurer's share of benefit claims paid by the Cedent under the terms and provisions of the Policies;

                  iii. to fund an account with the Cedent in an amount at least equal to the ceded reinsurance deduction from the Cedents Policy liabilities hereunder, which amount shall include, but not be limited to, reserves for benefit claims incurred (including benefit claims incurred but not reported)

                  iv. to pay any other amounts that the Cedent claims to be due hereunder

         4. The Cedent will return any amounts drawn on the LOC in excess of the actual amounts required for subparagraphs (i), (ii) and
                  (iv) of this paragraph or, in the case of subparagraph (iii) of this paragraph, any amounts that are subsequently determined not to be due. The Cedent will pay interest on amounts withdrawn in excess of the actual amount required under subparagraph (iii) at a rate equal to the "Prime Rate" published in The Wall Street Journal (currently the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks), which rate shall be adjusted on the last day of each month; and

         (e) All of the foregoing provisions are to be applied without diminution because of insolvency on the part of either party.

                                  ARTICLE XXII

                      CEDENT REPRESENTATIONS AND WARRANTIES

The Cedent represents and warrants, to the best of its knowledge, the following:

1. CORPORATE STATUS. The Cedent is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions in which it is required to be so qualified, licensed or admitted to do business by the laws thereof.

2. AUTHORITY. The Cedent has the full corporate power and authority to carry out and perform its undertakings and obligations under this Agreement. This Agreement has been duly and validly signed and delivered by the Cedent. The Cedent shall maintain in force all such legal and regulatory authorizations as may be reasonably necessary or appropriate for the performance of its obligations under this Agreement.

3. OTHER REINSURANCE. The Cedent maintains the right to enter into other reinsurance agreements affecting the Policies reinsured. However, the Cedent will maintain net for it's own account at least a 10% quota share of risk.

4.       TAX STATUS. The Cedent represents and warrants that it is subject to U.
         S. taxation under Subchapter L of Chapter 1 of the Code.

                                  ARTICLE XXIII

                    REINSURER REPRESENTATIONS AND WARRANTIES

The Reinsurer represents and warrants, to the best of its knowledge, the following:

1. CORPORATE STATUS. The Reinsurer is duly licensed, qualified or admitted to do exempt insurance business and is in good standing in Hamilton, Bermuda.

2. AUTHORITY. The Reinsurer has the full corporate power and authority to carry out and perform its undertakings and obligations under this Agreement. This Agreement has been duly and validly signed and delivered by the Reinsurer. The Reinsurer shall at maintain in force all such legal and regulatory authorizations as may be reasonably necessary or appropriate for the performance of its obligations under this Agreement.

3. LICENSE STATUS. The Reinsurer is not an authorized insurer or accredited reinsurer in Missouri. The Reinsurer shall notify the Ceding Company within five (5) days after the date of any change in its status.

4. TAX STATUS. The Reinsurer is subject to U.S. taxation under Subchapter L of Chapter 1 or Subpart F of Part II of Subchapter N or Chapter 1 of the Internal Revenue Code.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

METLIFE INVESTORS INSURANCE COMPANY

By:
   ---------------------------------------

Title:
      -------------------------------------

EXETER REASSURANCE COMPANY, LTD.

By:
   ---------------------------------------

Title:
      -------------------------------------

Schedule A        Plans of Reinsurance

Schedule B        Investment Funds

Schedule C        Required Data and Suggested Layout

Exhibit I         1994 Variable Annuity MGDB Mortality Tables
                  Mortality Table - Income Program (Annuity 2000 Valuation) Projection Scale G

Exhibit II        Reinsurance Premiums

                                   SCHEDULE A

                              PLANS OF REINSURANCE

A.       Reinsurer's Percentage:

         100% of the Cedent's 25% share of the business described herein.

B. Effective Date:

         April 1, 2001, contingent upon the Reinsurer's review and acceptance of business issued from April 1, 2001 to June 30, 2001.

         Otherwise, July 1, 2001.

C.       Death Benefits Ceded:

         GUARANTEED MINIMUM DEATH BENEFITS (GMDB)
         ----------------------------------------

         o Annual Step-Up Benefit for issue ages 0-79: Greater Maximum Anniversary Value to attained age 80; GMDB frozen thereafter.

         o        Greater of 5% Index and Annual Step-Up for issues ages 0-79:
                  Greater maximum Anniversary Value to attained age 80 and 5% Rollup to attained age 80; GMDB frozen thereafter.

         Note:  Withdrawals reduce the death benefit proportionately.

         EARNINGS PRESERVATION BENEFITS (EPB)
         ------------------------------------

         o Before the contract anniversary immediately prior to the owner's 81st birthday, the EPB is,

                  40% of (a) - (b) for issue ages 0-69

                  25% of (a) - (b) for issue ages 70-79, where

                  (a) is the death benefit under the contract, and

                  (b) is the total Purchase Payments not withdrawn. For purposes of calculating this value, partial withdrawals are first applied against earnings in the contract (Earnings are equal to the Account Value less Purchase Payments not withdrawn), and then against Purchase Payments not withdrawn.

         o On or after the contract anniversary immediately prior to the owner's 81st birthday, the EPB is,

                  40% of (a) - (b) for issue ages 0-69

                  25% of (a) - (b) for issue ages 70-79, where

                                   SCHEDULE A

                              PLANS OF REINSURANCE
                                  (PAGE 2 OF 3)

                  (a) is the death benefit under the contract anniversary immediately prior to the owner's 81st birthday, increased by subsequent Purchase Payments and reduced proportionately by the percentage reduction in Account Value attributable to each subsequent partial withdrawal; and

                  (b) is the total Purchase Payments not withdrawn. For purposes of calculating this value, partial withdrawals are first applied against earnings in the contract (Earnings are equal to the Account Value less Purchase Payments not withdrawn), and then against Purchase Payments not withdrawn.

         Gain = (a) - (b) as defined above.

D.       GMIB (Contractual Income Program Benefit) Ceded:

         INCOME BENEFIT BASE (IBB)
         -------------------------

         Greater of an Annual Ratchet to attained age 80 and a 6% Rollup to attained age 80; frozen thereafter. The IBB is reduced proportionately for withdrawals.

         WAITING PERIOD
         --------------

         Contractholders can elect to annuitize under the Income Program thirty
         (30) days prior to their tenth (10th) or later contract anniversary and also under one of the life annuity forms stated in Article IV.

         ANNUITIZATION
         -------------

         Annuitization under the Income Program means that the annuitant is receiving guaranteed fixed income payments based on the IBB and the MAPR under one of the life annuity forms shown below under Paragraph E.

         INCOME PROGRAM RIDER ELECTION
         -----------------------------

         The contractholder can only elect the Income Program Rider at issue. Once election is made, it is irrevocable.

         INCOME PROGRAM RIDER CANCELLATION
         ---------------------------------

         The contractholder of the annuity can not cancel the Income Program rider at any time.

         STEP-UP OR RESET OF IBB
         -----------------------

         Not Available.

                                   SCHEDULE A

                              PLANS OF REINSURANCE
                                  (PAGE 3 OF 3)

E.       Affiliated Companies and Related Contracts:

         DEFERRED ANNUITY CONTRACTS
         --------------------------
         Standard Contract (7-year surrender charge schedule), Bonus Contract (9-year surrender charge schedule)
         L Class Contract (3-year surrender charge schedule)
         C Class Contract (No surrender charges)

         FORM NUMBERS
         ------------

         METLIFE INVESTORS INSURANCE COMPANY

         1. Death Benefit Rider (Greater of annual Step-Up and 5% Annual Increase), Form 7016 (11/00)
         2.       Death Benefit Rider (Annual Step-Up) Form 7017 (11/00)
         3.       Additional Death Benefit Rider Form 7019 (11/00)
         4.       Guaranteed Minimum Income Benefit Form 7018 (11/00)

                                   SCHEDULE B

                                INVESTMENT FUNDS

------------------------------------------ -------------------------------------
           FUNDS                                   STATUS CHANGES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Lord Abbett Growth & Income
------------------------------------------ -------------------------------------
Lord Abbett Bond Debenture
------------------------------------------ -------------------------------------
Lord Abbett Mid Cap Value
------------------------------------------ -------------------------------------
Lord Abbett Developing Growth
------------------------------------------ -------------------------------------
Lord Abbett Growth Opportunities
------------------------------------------ -------------------------------------
J.P. Morgan Quality Bond
------------------------------------------ -------------------------------------
J.P. Morgan Small Cap
------------------------------------------ -------------------------------------
J. P. Morgan Select Equity
------------------------------------------ -------------------------------------
J.P. Morgan Enhanced Index
------------------------------------------ -------------------------------------
J.P. Morgan International
------------------------------------------ -------------------------------------
BlackRock Equity
------------------------------------------ -------------------------------------
BlackRock Government Income
------------------------------------------ -------------------------------------
Firstar Balanced
------------------------------------------ -------------------------------------
Firstar Equity Income
------------------------------------------ -------------------------------------
Firstar Growth & Income
------------------------------------------ -------------------------------------
Janus Aggressive Growth
------------------------------------------ -------------------------------------
MFS Mid Cap Growth
------------------------------------------ -------------------------------------
MFS Research International
------------------------------------------ -------------------------------------
Oppenheimer Capital Appreciation
------------------------------------------ -------------------------------------
PIMCO Money Market
------------------------------------------ -------------------------------------
PIMCO Total Return
------------------------------------------ -------------------------------------
PIMCO Innovation
------------------------------------------ -------------------------------------
Putnam Research
------------------------------------------ -------------------------------------


                                             SCHEDULE C

                               REQUIRED DATA AND SUGGESTED DATA LAYOUT

                                            (Page 1 of 3)

FIELD DESCRIPTION                                  COMMENTS
-----------------                                  --------

Annuitant's ID:                                    Last Name
                                                   First Name
                                                   Middle Name
Sex                                                M  or  F
Date of Birth                                      YYYYMMDD
Social Security No. / Social Insurance No.

Joint Annuitant's ID:                              Last Name  If Applicable
                                                   First Name
                                                   Middle Name
Sex                                                M  or  F
Date of Birth                                      YYYYMMDD
Social Security No. / Social Insurance No.

Owner's ID:                                        Last Name
                                                   First Name
                                                   Middle Name
Sex                                                M  or  F
Date of Birth                                      YYYYMMDD
Social Security No. / Social Insurance No.

Joint Owner's ID:                                  Last Name  If Applicable
                                                   First Name
                                                   Middle Name
Sex                                                M  or  F
Date of Birth                                      YYYYMMDD
Social Security No. / Social Insurance No.

Policy Number
Policy Issue Date                                  YYYYMMDD
Policy Issue Status                                NI = True New Issue, SC = Spousal Continuance,
                                                   EX = 1035 Exchange
Tax Status                                         Qualified (Q), or Non-qualified (N)

                                              Page 42





                                             SCHEDULE C

                               REQUIRED DATA AND SUGGESTED DATA LAYOUT

                                            (PAGE 2 OF 3)

FIELD DESCRIPTION                                  COMMENTS
-----------------                                  --------

GMDB/EEB SECTION (IF APPLICABLE)
--------------------------------
Mortality Risk Definition Indicator                AV = VNAR; CV = VNAR + SCNAR
Death Claim Trigger                                A = Annuitant, O = Owner, 1 = 1st to die, 2 = 2nd to die
                                                   (e.g., A2 = payable upon death of second of joint annuitants)
Current Ratchet Value                              If Applicable
Current Reset Value                                If Applicable
Current Rollup Value                               If Applicable
Current Return of Premium Value                    If Applicable

Minimum Guaranteed Death Benefit
Contract Death Benefit                             Greater of Account Value and Minimum Guaranteed Death Benefit
Effective Date of the Rider
Account Value as of the Effective Date of the Rider
Mortality Risk                              VNAR   Max [Contractual Death Benefit -   Account Value), 0]
                                           SCNAR   Surrender Charge, if applicable
                                          EEMNAR   X% of Death Benefit less Net Purchase Payments
Earnings                                           Death Benefit less Net Purchase Payments
Earnings CAP                                       X% of Net Purchase Payments

GMIB SECTION (IF APPLICABLE)
----------------------------
GMIB Indicator                                     Y = benefit elected, N = benefit not elected, NA = not applicable
Income Benefit Elected                             01 = option 1, 02 = option 2, etc.
Expiration of Waiting Period                       YYYYMMDD
GMIB Annuitization Date                            YYYYMMDD - actual date
Most Recent GMIB Step-up / Reset Date              YYYYMMDD, if applicable
Cancellation Date                                  YYYYMMDD, if applicable
Pricing Cohort Indicator
IBB Amount
GMIB IBNAR Amount                                  Calculated using an individual life annuity form with 10 years certain
Treasury Rate                                      Used in IBNAR calculation

GMAB SECTION (IF APPLICABLE)
----------------------------
GMAB Indicator                                     Y = benefit elected, N = benefit not elected, NA = not applicable
Accumulation Benefit Elected                       01 = option 1, 02 = option 2, etc.
Maturity Date                                      YYYYMMDD
Most Recent GMAB Step-up / Rollover Date           YYYYMMDD, if applicable
Cancellation Date                                  YYYYMMDD, if applicable
Pricing Cohort Indicator
GMAB Guaranteed Value                              Current Value
GMAB NAR                                           Max [ (GMAB Guaranteed Value - Account Value) , 0]

Account Value                                      Current total value
Surrender Charge                                   If reinsured
Cumulative Deposits                                Total premiums
Cumulative Withdrawals                             Total withdrawals
Net Purchase Payments                              Total premiums less total withdrawals (proportional adjustment)
Deposits made in quarter of death                  dollar value
Quota Share ceded                                  percentage

                                               Page 43





                                             SCHEDULE C

                               REQUIRED DATA AND SUGGESTED DATA LAYOUT

                                            (PAGE 3 OF 3)

FIELD DESCRIPTION                           COMMENTS
-----------------                           --------

FUNDING VEHICLE VALUES:
        "MorningStar" designations (US)
Aggressive Growth
Balanced
Corporate Bond
Government Bond
Growth
Growth and Income
High Yield Bond
International Bond
International Stock
Money Market
Specialty Fund

Fixed Account
Dollar Cost Averaging

Note: total of funding vehicles should equal account value.

TERMINATION INFORMATION:
------------------------
Termination Date                           YYYYMMDD, If applicable
Reason for Termination                     Death (D), Annuitization (A), 1035 Exchange (X), GMIB Election (I), Other (O).
Cause of Death                             If applicable.  Use your Cause of Death code, and provide translation

SUMMARY INFORMATION:                       For reconciliation purposes (may be paper summary)
--------------------
Total number of records                    Monthly aggregate information by GMIB Design, GMAB Design, and
                                           Pricing Cohort (if applicable)
Total of each dollar field                 Monthly aggregate information by GMIB Design, GMAB Design, and
                                           Pricing Cohort (if applicable)

Note:  All values to nearest dollar


                                                        EXHIBIT I

                                       1994 VARIABLE ANNUITY MGDB MORTALITY TABLE

                                       (APPLIED AGE LAST BIRTHDAY AT ATTAINED AGE)
        =============================================             ===========================================
          Attained Age      Male Qx      Female Qx                 Attained Age      Male Qx     Female Qx
        ---------------------------------------------             -------------------------------------------
               1             0.000587       0.000519                    60            0.010029      0.005636
        ---------------------------------------------             -------------------------------------------
               2             0.000433       0.000358                    61            0.011312      0.006460
        ---------------------------------------------             -------------------------------------------
               3             0.000350       0.000268                    62            0.012781      0.007396
        ---------------------------------------------             -------------------------------------------
               4             0.000293       0.000218                    63            0.014431      0.008453
        ---------------------------------------------             -------------------------------------------
               5             0.000274       0.000201                    64            0.016241      0.009611
        ---------------------------------------------             -------------------------------------------
               6             0.000263       0.000188                    65            0.018191      0.010837
        ---------------------------------------------             -------------------------------------------
               7             0.000248       0.000172                    66            0.020259      0.012094
        ---------------------------------------------             -------------------------------------------
               8             0.000234       0.000158                    67            0.022398      0.013318
        ---------------------------------------------             -------------------------------------------
               9             0.000231       0.000154                    68            0.024581      0.014469
        ---------------------------------------------             -------------------------------------------
               10            0.000239       0.000159                    69            0.026869      0.015631
        ---------------------------------------------             -------------------------------------------
               11            0.000256       0.000169                    70            0.029363      0.016957
        ---------------------------------------------             -------------------------------------------
               12            0.000284       0.000185                    71            0.032169      0.018597
        ---------------------------------------------             -------------------------------------------
               13            0.000327       0.000209                    72            0.035268      0.020599
        ---------------------------------------------             -------------------------------------------
               14            0.000380       0.000239                    73            0.038558      0.022888
        ---------------------------------------------             -------------------------------------------
               15            0.000435       0.000271                    74            0.042106      0.025453
        ---------------------------------------------             -------------------------------------------
               16            0.000486       0.000298                    75            0.046121      0.028372
        ---------------------------------------------             -------------------------------------------
               17            0.000526       0.000315                    76            0.050813      0.031725
        ---------------------------------------------             -------------------------------------------
               18            0.000558       0.000326                    77            0.056327      0.035505
        ---------------------------------------------             -------------------------------------------
               19            0.000586       0.000333                    78            0.062629      0.039635
        ---------------------------------------------             -------------------------------------------
               20            0.000613       0.000337                    79            0.069595      0.044161
        ---------------------------------------------             -------------------------------------------
               21            0.000642       0.000340                    80            0.077114      0.049227
        ---------------------------------------------             -------------------------------------------
               22            0.000677       0.000343                    81            0.085075      0.054980
        ---------------------------------------------             -------------------------------------------
               23            0.000717       0.000344                    82            0.093273      0.061410
        ---------------------------------------------             -------------------------------------------
               24            0.000760       0.000344                    83            0.101578      0.068384
        ---------------------------------------------             -------------------------------------------
               25            0.000803       0.000346                    84            0.110252      0.075973
        ---------------------------------------------             -------------------------------------------
               26            0.000842       0.000352                    85            0.119764      0.084432
        ---------------------------------------------             -------------------------------------------
               27            0.000876       0.000364                    86            0.130583      0.094012
        ---------------------------------------------             -------------------------------------------
               28            0.000907       0.000382                    87            0.143012      0.104874
        ---------------------------------------------             -------------------------------------------
               29            0.000935       0.000403                    88            0.156969      0.116968
        ---------------------------------------------             -------------------------------------------
               30            0.000959       0.000428                    89            0.172199      0.130161
        ---------------------------------------------             -------------------------------------------
               31            0.000981       0.000455                    90            0.188517      0.144357
        ---------------------------------------------             -------------------------------------------
               32            0.000997       0.000484                    91            0.205742      0.159461
        ---------------------------------------------             -------------------------------------------
               33            0.001003       0.000514                    92            0.223978      0.175424
        ---------------------------------------------             -------------------------------------------

                                                        Page 45





        ---------------------------------------------             -------------------------------------------
               34            0.001005       0.000547                    93            0.243533      0.192270
        ---------------------------------------------             -------------------------------------------
               35            0.001013       0.000585                    94            0.264171      0.210032
        ---------------------------------------------             -------------------------------------------
               36            0.001037       0.000628                    95            0.285199      0.228712
        ---------------------------------------------             -------------------------------------------
               37            0.001082       0.000679                    96            0.305931      0.248306
        ---------------------------------------------             -------------------------------------------
               38            0.001146       0.000739                    97            0.325849      0.268892
        ---------------------------------------------             -------------------------------------------
               39            0.001225       0.000805                    98            0.344977      0.290564
        ---------------------------------------------             -------------------------------------------
               40            0.001317       0.000874                    99            0.363757      0.313211
        ---------------------------------------------             -------------------------------------------
               41            0.001424       0.000943                    100           0.382606      0.336569
        ---------------------------------------------             -------------------------------------------
               42            0.001540       0.001007                    101           0.401942      0.360379
        ---------------------------------------------             -------------------------------------------
               43            0.001662       0.001064                    102           0.422569      0.385051
        ---------------------------------------------             -------------------------------------------
               44            0.001796       0.001121                    103           0.445282      0.411515
        ---------------------------------------------             -------------------------------------------
               45            0.001952       0.001186                    104           0.469115      0.439065
        ---------------------------------------------             -------------------------------------------
               46            0.002141       0.001269                    105           0.491923      0.465584
        ---------------------------------------------             -------------------------------------------
               47            0.002366       0.001371                    106           0.511560      0.488958
        ---------------------------------------------             -------------------------------------------
               48            0.002618       0.001488                    107           0.526441      0.507867
        ---------------------------------------------             -------------------------------------------
               49            0.002900       0.001619                    108           0.536732      0.522924
        ---------------------------------------------             -------------------------------------------
               50            0.003223       0.001772                    109           0.543602      0.534964
        ---------------------------------------------             -------------------------------------------
               51            0.003598       0.001952                    110           0.547664      0.543622
        ---------------------------------------------             -------------------------------------------
               52            0.004019       0.002153                    111           0.549540      0.548526
        ---------------------------------------------             -------------------------------------------
               53            0.004472       0.002360                    112           0.550000      0.550000
        ---------------------------------------------             -------------------------------------------
               54            0.004969       0.002589                    113           0.550000      0.550000
        ---------------------------------------------             -------------------------------------------
               55            0.005543       0.002871                    114           0.550000      0.550000
        ---------------------------------------------             -------------------------------------------
               56            0.006226       0.003241                    115           1.000000      1.000000
        ---------------------------------------------             -------------------------------------------
               57            0.007025       0.003713
        ---------------------------------------------             -------------------------------------------
               58            0.007916       0.004270
        ---------------------------------------------             -------------------------------------------
               59            0.008907       0.004909
        =============================================             ===========================================

                                    EXHIBIT I

                        MORTALITY TABLE - INCOME PROGRAM

--------------------------------------------------------------------------
                   2000 VALUATION (PER THOUSAND RATES)
                        (APPLIES AT ATTAINED AGE)
--------------------------------------------------------------------------
==================================      ==================================
  Age    Male - qx's  Female - qx's       Age   Male - qx's Female - qx's

==================================      ==================================
   5        0.291       0.171             60       6.428        3.863
----------------------------------      ----------------------------------
   6        0.270       0.141             61       6.933        4.242
----------------------------------      ----------------------------------
   7        0.257       0.118             62       7.520        4.668
----------------------------------      ----------------------------------
   8        0.294       0.118             63       8.207        5.144
----------------------------------      ----------------------------------
   9        0.325       0.121             64       9.008        5.671
----------------------------------      ----------------------------------
   10       0.350       0.126             65       9.940        6.250
----------------------------------      ----------------------------------
   11       0.371       0.133             66      11.016        6.878
----------------------------------      ----------------------------------
   12       0.388       0.142             67      12.251        7.555
----------------------------------      ----------------------------------
   13       0.402       0.152             68      13.657        8.287
----------------------------------      ----------------------------------
   14       0.414       0.164             69      15.233        9.102
----------------------------------      ----------------------------------
   15       0.425       0.177             70      16.979       10.034
----------------------------------      ----------------------------------
   16       0.437       0.190             71      18.891       11.117
----------------------------------      ----------------------------------
   17       0.449       0.204             72      20.967       12.386
----------------------------------      ----------------------------------
   18       0.463       0.219             73      23.209       13.871
----------------------------------      ----------------------------------
   19       0.480       0.234             74      25.644       15.592
----------------------------------      ----------------------------------
   20       0.499       0.250             75      28.304       17.564
----------------------------------      ----------------------------------
   21       0.519       0.265             76      31.220       19.805
----------------------------------      ----------------------------------
   22       0.542       0.281             77      34.425       22.328
----------------------------------      ----------------------------------
   23       0.566       0.298             78      37.948       25.158
----------------------------------      ----------------------------------
   24       0.592       0.314             79      41.812       28.341
----------------------------------      ----------------------------------
   25       0.616       0.331             80      46.037       31.933
----------------------------------      ----------------------------------
   26       0.639       0.347             81      50.643       35.985
----------------------------------      ----------------------------------
   27       0.659       0.362             82      55.651       40.552
----------------------------------      ----------------------------------
   28       0.675       0.376             83      61.080       45.690
----------------------------------      ----------------------------------
   29       0.687       0.389             84      66.948       51.456
----------------------------------      ----------------------------------
   30       0.694       0.402             85      73.275       57.913
----------------------------------      ----------------------------------
   31       0.699       0.414             86      80.076       65.119
----------------------------------      ----------------------------------
   32       0.700       0.425             87      87.370       73.136
----------------------------------      ----------------------------------
   33       0.701       0.436             88      95.169       81.991
----------------------------------      ----------------------------------
   34       0.702       0.449             89      103.455      91.577
----------------------------------      ----------------------------------
   35       0.704       0.463             90      112.208      101.758
----------------------------------      ----------------------------------
   36       0.719       0.481             91      121.402      112.395
----------------------------------      ----------------------------------
   37       0.749       0.504             92      131.017      123.349
----------------------------------      ----------------------------------

----------------------------------      ----------------------------------
   38       0.796       0.532             93      141.030      134.486
----------------------------------      ----------------------------------
   39       0.864       0.567             94      151.422      145.689
----------------------------------      ----------------------------------
   40       0.953       0.609             95      162.179      156.846
----------------------------------      ----------------------------------
   41       1.065       0.658             96      173.279      167.841
----------------------------------      ----------------------------------
   42       1.201       0.715             97      184.706      178.563
----------------------------------      ----------------------------------
   43       1.362       0.781             98      196.946      189.604
----------------------------------      ----------------------------------
   44       1.547       0.855             99      210.484      201.557
----------------------------------      ----------------------------------
   45       1.752       0.939             100     225.806      215.013
----------------------------------      ----------------------------------
   46       1.974       1.035             101     243.398      230.565
----------------------------------      ----------------------------------
   47       2.211       1.141             102     263.745      248.805
----------------------------------      ----------------------------------
   48       2.460       1.261             103     287.334      270.326
----------------------------------      ----------------------------------
   49       2.721       1.393             104     314.649      295.719
----------------------------------      ----------------------------------
   50       2.994       1.538             105     346.177      325.576
----------------------------------      ----------------------------------
   51       3.279       1.695             106     382.403      360.491
----------------------------------      ----------------------------------
   52       3.576       1.864             107     423.813      401.054
----------------------------------      ----------------------------------
   53       3.884       2.047             108     470.893      447.860
----------------------------------      ----------------------------------
   54       4.203       2.244             109     524.128      501.498
----------------------------------      ----------------------------------
   55       4.534       2.457             110     584.004      562.563
----------------------------------      ----------------------------------
   56       4.876       2.689             111     651.007      631.645
----------------------------------      ----------------------------------
   57       5.228       2.942             112     725.622      709.338
----------------------------------      ----------------------------------
   58       5.593       3.218             113     808.336      796.233
----------------------------------      ----------------------------------
   59       5.988       3.523             114     899.633      892.923
----------------------------------      ----------------------------------
                                          115    1000.000     1000.000
==================================      ==================================


                                                   EXHIBIT I
                                              PROJECTION SCALE G

------------------------------------    ------------------------------------    -----------------------------------
  Age       Male        Female             Age       Male       Female             Age        Male       Female
====================================    ====================================    ===================================
   5           1.50%        1.50%          53           1.70%       1.95%          101           0.20%       0.25%
------------------------------------    ------------------------------------    -----------------------------------
   6           1.50%        1.50%          54           1.65%       1.90%          102           0.00%       0.00%
------------------------------------    ------------------------------------    -----------------------------------
   7           1.50%        1.50%          55           1.60%       1.85%          103           0.00%       0.00%
------------------------------------    ------------------------------------    -----------------------------------
   8           1.25%        1.40%          56           1.55%       1.80%          104           0.00%       0.00%
------------------------------------    ------------------------------------    -----------------------------------
   9           1.00%        1.30%          57           1.50%       1.75%          105           0.00%       0.00%
------------------------------------    ------------------------------------    -----------------------------------
   10          0.75%        1.20%          58           1.50%       1.75%          106           0.00%       0.00%
------------------------------------    ------------------------------------    -----------------------------------
   11          0.50%        1.10%          59           1.50%       1.75%          107           0.00%       0.00%
------------------------------------    ------------------------------------    -----------------------------------
   12          0.25%        1.00%          60           1.50%       1.75%          108           0.00%       0.00%
------------------------------------    ------------------------------------    -----------------------------------
   13          0.24%        0.90%          61           1.50%       1.75%          109           0.00%       0.00%
------------------------------------    ------------------------------------    -----------------------------------
   14          0.23%        0.80%          62           1.50%       1.75%          110           0.00%       0.00%
------------------------------------    ------------------------------------    -----------------------------------
   15          0.22%        0.70%          63           1.50%       1.75%          111           0.00%       0.00%
------------------------------------    ------------------------------------    -----------------------------------
   16          0.21%        0.60%          64           1.50%       1.75%          112           0.00%       0.00%
------------------------------------    ------------------------------------    -----------------------------------
   17          0.20%        0.50%          65           1.50%       1.75%          113           0.00%       0.00%
------------------------------------    ------------------------------------    -----------------------------------
   18          0.18%        0.50%          66           1.50%       1.75%          114           0.00%       0.00%
------------------------------------    ------------------------------------    -----------------------------------
   19          0.16%        0.50%          67           1.50%       1.75%          115           0.00%       0.00%
------------------------------------    ------------------------------------    -----------------------------------
   20          0.14%        0.50%          68           1.45%       1.75%
------------------------------------    ------------------------------------    -----------------------------------
   21          0.12%        0.50%          69           1.40%       1.75%
------------------------------------    ------------------------------------    -----------------------------------
   22          0.10%        0.50%          70           1.35%       1.75%
------------------------------------    ------------------------------------    -----------------------------------
   23          0.10%        0.55%          71           1.30%       1.75%
------------------------------------    ------------------------------------    -----------------------------------
   24          0.10%        0.60%          72           1.25%       1.75%
------------------------------------    ------------------------------------    -----------------------------------
   25          0.10%        0.65%          73           1.25%       1.70%
------------------------------------    ------------------------------------    -----------------------------------
   26          0.10%        0.70%          74           1.25%       1.65%
------------------------------------    ------------------------------------    -----------------------------------
   27          0.10%        0.75%          75           1.25%       1.60%
------------------------------------    ------------------------------------    -----------------------------------
   28          0.23%        0.85%          76           1.25%       1.55%
------------------------------------    ------------------------------------    -----------------------------------
   29          0.36%        0.95%          77           1.25%       1.50%
------------------------------------    ------------------------------------    -----------------------------------
   30          0.49%        1.05%          78           1.25%       1.50%
------------------------------------    ------------------------------------    -----------------------------------
   31          0.62%        1.15%          79           1.25%       1.50%
------------------------------------    ------------------------------------    -----------------------------------
   32          0.75%        1.25%          80           1.25%       1.50%
------------------------------------    ------------------------------------    -----------------------------------
   33          1.00%        1.45%          81           1.25%       1.50%
------------------------------------    ------------------------------------    -----------------------------------
   34          1.25%        1.65%          82           1.25%       1.50%
------------------------------------    ------------------------------------    -----------------------------------
   35          1.50%        1.85%          83           1.25%       1.50%
------------------------------------    ------------------------------------    -----------------------------------
   36          1.75%        2.05%          84           1.25%       1.50%
------------------------------------    ------------------------------------    -----------------------------------
   37          2.00%        2.25%          85           1.25%       1.50%
------------------------------------    ------------------------------------    -----------------------------------
   38          2.00%        2.25%          86           1.25%       1.50%
------------------------------------    ------------------------------------    -----------------------------------
   39          2.00%        2.25%          87           1.25%       1.50%

                                                   Page 49





------------------------------------    ------------------------------------    -----------------------------------
   40          2.00%        2.25%          88           1.20%       1.45%
------------------------------------    ------------------------------------    -----------------------------------
   41          2.00%        2.25%          89           1.15%       1.40%
------------------------------------    ------------------------------------    -----------------------------------
   42          2.00%        2.25%          90           1.10%       1.35%
------------------------------------    ------------------------------------    -----------------------------------
   43          1.95%        2.20%          91           1.05%       1.30%
------------------------------------    ------------------------------------    -----------------------------------
   44          1.90%        2.15%          92           1.00%       1.25%
------------------------------------    ------------------------------------    -----------------------------------
   45          1.85%        2.10%          93           1.00%       1.25%
------------------------------------    ------------------------------------    -----------------------------------
   46          1.80%        2.05%          94           1.00%       1.25%
------------------------------------    ------------------------------------    -----------------------------------
   47          1.75%        2.00%          95           1.00%       1.25%
------------------------------------    ------------------------------------    -----------------------------------
   48          1.75%        2.00%          96           1.00%       1.25%
------------------------------------    ------------------------------------    -----------------------------------
   49          1.75%        2.00%          97           1.00%       1.25%
------------------------------------    ------------------------------------    -----------------------------------
   50          1.75%        2.00%          98           0.80%       1.00%
------------------------------------    ------------------------------------    -----------------------------------
   51          1.75%        2.00%          99           0.60%       0.75%
------------------------------------    ------------------------------------    -----------------------------------
   52          1.75%        2.00%          100          0.40%       0.50%
------------------------------------    ------------------------------------    -----------------------------------

                                   EXHIBIT II